UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

NewCardio, Inc.
(Exact name of Company as specified in its charter)

Delaware	333-132621	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

2350 Mission College Boulevard, Suite 1175, Santa Clara CA 95054
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 516-5000

N/A
(Former name or former address, if changed since last report)

|_|  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01  Entry Into Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02 Unregistered Sales of Equity Securities.

On July 28, 2010, NewCardio, Inc. (the “Company”) entered into a $1.5 million credit line arrangement (the “Credit Line”), pursuant to a Securities Purchase Agreement (the “SPA”), with purchasers signatory to the SPA (the “Purchasers”), pursuant to which the Purchasers will purchase 12% Revolving Debentures due September 30, 2011. The line may be accessed by the Company beginning January 2011.  In connection therewith, the Company issued 750,000 five year common stock purchase warrants with an exercise price of $1.00 per share, a cashless exercise provision and, under certain circumstances, as defined, ratchet price protection with respect to future issuances of equity securities by the Company. The warrants are also subject to forced cashless exercise in the event that the Company’s common stock is trading at 300% of the then exercise price for 20 consecutive trading days.  No additional warrants are issuable if the Company draws down on the credit facility. All interest under the Debentures will accrue and be payable upon maturity.  Draws under the Credit Line are subject to certain conditions set forth in the SPA and the advances under the Credit Line confer certain rights to the Purchasers with regard to the Company’s board of directors, as particularly set forth in the SPA. Forms of the warrants and the debentures are exhibits to the SPA, which is filed herewith as Exhibit 10.37.

In connection with the Credit Line, the purchasers of the Company’s 12% Secured Revolving Debentures Due March 2011, as amended (the “2009 Debentures”), entered into with the Company a Fourth Amendment to the Securities Purchase Agreement dated as of July 28, 2009, pursuant to which, among other things, the maturity date of the 2009 Debentures was extended to September 30, 2011.  A copy of the amendment is filed herewith as Exhibit 10.36.

All previous commitments to fund advances to the Company under 2009 Debentures have been met in full. Further, the Purchasers, who also are the holders of the 2009 Debentures, have committed to meet the terms of both credit facilities and if any of these Purchasers fail to meet their future draw down commitments, then the Warrant issued in connection with the new Credit Line becomes void and no longer exercisable.

On July 29, 2010, the Company issued a press release in connection with the closing of the Credit Line. A copy of the press release is filed herewith as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In its current report on Form 8-K filed with the Securities and Exchange Commission on July 7, 2010, the Company included information regarding shareholder approval to file with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation increasing to 500,000,000 from 99,000,000 the authorized number of shares of common stock, par value $0.001 per share, available for issuance by the Company and providing that the Company shall continue to be authorized to issue up to 1,000,000 shares of preferred stock par value $0.001. Filed herewith as Exhibit 3.1(d) is a copy of the Certificate of Amendment to Articles of Incorporation increasing the authorized number of shares of common stock, par value $0.001 per share available for issuance by the Company from 99,000,000 to 500,000,000.

Item 9.01 Financial Statements And Exhibits.

(d)  Exhibits.

Exhibit No.	Description
3.1(d)	Certificate of Amendment to Articles of Incorporation.

10.36	Fourth Amendment to Securities Purchase Agreement.

10.37	Securities Purchase Agreement dated July 28, 2010.

99.1	Press Release, dated July 29, 2010.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewCardio, Inc.

Date: July 29, 2010	By:	/s/ Richard D. Brounstein
Richard D. Brounstein
Chief Financial Officer